Exhibit 23
                                                  ----------



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1998 included in the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 1997, and of our report dated May 23, 1998 included in the United Air Lines, Inc. Management and Salaried Employees' 401(k) Retirement Savings Plan Annual Report on Form 11-K for the year ended November 30, 1997, and to all references to our Firm included in this Registration Statement on Form S-8.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP




Chicago, Illinois
September 10, 1998